UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

7405 North Tamiami Trail
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry Into a Material Definitive Agreement

        On January 19, 2007, Carbiz Inc. (the “Company”) adopted the 2007 Incentive Stock Plan (the “Plan”) for the Company’s employees, non-employee directors and consultants, reserving a total of 15,000,000 of the Company’s common shares for issuance pursuant to awards or grants made under the Plan. The Plan is attached as Exhibit 10.1 to this Form 8-K, and the forms of agreement to be used with the Plan are attached as Exhibits 10.2 – 10.8 to this Form 8-K.

        On January 19, 2007, the Company entered into stock option agreements with certain employees and non-employee directors of the Company, and granted options to purchase an aggregate of 5,600,000 common shares of the Company, of which options to purchase an aggregate of 4,900,000 common shares of the Company were granted to executive officers and directors of the Company. The options will vest in accordance with the terms of the stock option agreements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	2007 Stock Incentive Plan

10.2	Form of Incentive Stock Option Agreement for Employees

10.3	Form of Non-Qualified Stock Option Agreement for Employees

10.4	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors

10.5	Form of Non-Qualified Stock Option Agreement for Consultants

10.6	Form of Restricted Stock Agreement for Employees

10.7	Form of Restricted Stock Agreement for Non-Employee Directors

10.8	Form of Restricted Stock Agreement for Consultants

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date:	January 25, 2007	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer